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October 4, 2004


VALIC Company I
2929 Allen Parkway
Houston, TX 77019

Ladies and Gentleman:

     We have acted as counsel for VALIC Company I (the "Company") in connection with the offer by the Company of twenty-two billion five-hundred million (22,500,000,000) shares of capital stock of the par value of $.01 each, of the Company (the "Shares") which are currently classified as twenty-four separate investment portfolios (each a "Fund" and together, the "Funds"). We have participated in the preparation of Post-Effective Amendment No. 41 to the Company's Registration Statement (the "Registration Statement") on Form N-1A relating to the Shares of Inflation Protected Fund, Large Capital Growth Fund and Mid Capital Growth Fund of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("1933 Act"), on or about October 4, 2004.

     In so acting, we have reviewed the Restated Articles of Incorporation of the Company, dated December 31, 2001, as amended (the "Articles of Incorporation") and By-Laws, as amended and restated ("By-Laws"). We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We are admitted to the Bar of the District of Columbia and generally do not purport to be familiar with the laws of the State of Maryland. To the extent that the conclusions based on the laws of the State of Maryland are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of the Annotated Code of Maryland, Maryland General Corporation Law, as amended, entitled "Corporations and Associations Article," except as provided in the following paragraph, and our understanding of that law.

     This letter expresses our opinion as to the provisions of the Company's Articles of Incorporation, but does not extend to the Maryland Securities Act, or to other federal or state securities laws or other federal law.

     Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

     1. The Company is validly existing as a corporation under the laws of the State of Maryland.

     2. The Company is authorized to issue twenty-two billion five-hundred million (22,500,000,000) shares of capital stock of the par value of $.01 each, the Shares have been duly and validly authorized by all action of the Directors of the Company, and no action of the shareholders of the Company is required in such connection.

     3. The Shares, when issued in accordance with the Company's Articles of Incorporation and By-Laws, will be legally issued, fully paid and non-assessable by the Company, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities.

     We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the 1933 Act. We consent to the filing of this opinion with and as a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                  Very truly yours,

                                  /s/ Sullivan & Worcester LLP
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                                  SULLIVAN & WORCESTER LLP